Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Methanex Corporation

We consent to the use of:
•our report dated March 5, 2026 on the consolidated financial statements of Methanex Corporation (the Company) which comprise the consolidated statements of financial position as of December 31, 2025 and 2024, the related consolidated statements of income, comprehensive income, changes in equity and cash flows for each of the years then ended, and the related notes, and
•our report dated March 5, 2026 on the effectiveness of the Company's internal control over financial reporting as of December 31, 2025 each of which is included in the Annual Report on Form 40-F of the Company for the fiscal year ended December 31, 2025.

We also consent to the incorporation by reference of such reports in the Registration Statements (No. 333-112624, No. 333-141833, No. 333-194850, and No. 33-217591) on Form S-8 of the Company and Registration Statement (No. 333-288368) on Form F-10 of the Company.
/s/ KPMG LLP
Chartered Professional Accountants

March 5, 2026
Vancouver, Canada